Exhibit 10.9

ServiceMaster Global  Holdings, Inc.
Directors’  Deferred  Compensation  Plan

(As Amended and Restated Effective October 24, 2017)

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ServiceMaster  Global  Holdings,  Inc.
Directors’  Deferred  Compensation  Plan

(As Amended and Restated Effective October 24, 2017)

ARTICLE I

Introduction

Section 1.1.       Name.  The name of the Plan shall be the “ServiceMaster Global Holdings, Inc. Directors’ Deferred Compensation Plan.”

Section 1.2.       Purpose.  The Plan, effective June 13, 2014, shall constitute an unfunded arrangement established and maintained for the purpose of providing deferred compensation to Directors of Global Holdings.

Section 1.3.       Administration of the Plan.  The Plan shall be administered by the Board and the Committee, as set forth herein.

(a)  The Board’s Authority.  The Board has delegated all of its responsibilities to it Compensation Committee.  Any of the Board’s duties set forth herein, shall only be conducted by the Compensation Committee.  The Board’s duties and authority under the Plan shall include (i) determining Permitted Investments pursuant to Section 5.1, (ii) authorizing contributions to a grantor trust pursuant to Section 6.1 and (iv) amending and terminating the Plan pursuant to Sections 8.1 and 8.2.

(b)  The Committee’s Authority.  The Committee’s duties and authority under the Plan shall include (i) interpreting provisions of the Plan, (ii) adopting any rules and regulations which may become necessary or advisable in the operation of the Plan, (iii) making such determinations as may be permitted or required pursuant to the Plan, including determining when a Participant has had a separation from service, (iv) taking such other action as may be required for the proper administration of the Plan in accordance with its terms and (v) amending the Plan, to the extent authorized under Section 8.1.  Any decision of the Committee with respect to any matter within the authority of the Committee shall be final, binding and conclusive upon Global Holdings and each Participant, former Participant, designated Beneficiary, and each person claiming under or through any Participant or designated Beneficiary, and no additional authorization or ratification by the Board or stockholders of Global Holdings shall be required.  Any action by the Committee with respect to any one or more Participants shall not be binding on the Committee as to any action to be taken with respect to any other Participant.  Each determination required or permitted under the Plan shall be made by the Committee in the sole and absolute discretion of the Committee.  The Committee may delegate to any committee, person (whether or not an employee of Global Holdings or any of its subsidiaries) or entity any of its responsibilities or duties hereunder.

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ARTICLE II

Definitions

“Account” shall mean the aggregate of a Participant’s Deferral Account.

“Account Balance” shall mean the value, as of the specified date, of the Participant’s Account.

“Beneficiary” shall mean the person, persons or legal entity entitled to receive benefits under the Plan which become payable in the event of the Participant’s death.

“Board” shall mean the Board of Directors of the Global Holdings.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and includes any regulations thereunder.

“Committee” shall mean a committee of the Board that is authorized to act on behalf of the Board to administer the Plan.  References to the Committee in the Plan shall include any committee, person or entity to which the Committee has further delegated any of its duties or responsibilities in accordance with Section 1.3.

“Compensation” shall mean the annual retainer, committee fees, attendance fees and chairperson fees payable in cash to a Director for his or her services as a Director of Global Holdings.

“Deferral” shall mean the amount of Compensation that a Participant elects to defer pursuant to procedures prescribed by the Committee.

“Deferral Account” shall mean the bookkeeping account maintained by Global Holdings pursuant to Article IV of the Plan in the name of and for a Participant.

“Director” shall mean, with respect to a Plan Year, a director of Global Holdings.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and any regulations thereunder.

“Global Holdings”  shall mean ServiceMaster Global Holdings, Inc., a Delaware corporation, and its successors or assigns under the Plan.

“Participant” shall mean any Director who commences participation in the Plan pursuant to Article III.

“Permitted Investment” shall mean such funds or types of investment as may be approved by the Board from time to time.  Except to the extent otherwise determined by the Board, which determination may not be delegated to any other person notwithstanding any

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other provision of the Plan, shares of common stock of ServiceMaster Global Holdings, Inc. or any of its subsidiaries shall not be a Permitted Investment.

“Plan” shall mean this ServiceMaster Global Holdings, Inc. Directors’ Deferred Compensation Plan, as amended and restated from time to time.

“Plan Year” shall mean the twelve consecutive month period ending December 31st.

 “ServiceMaster Companies” shall mean Global Holdings and its subsidiaries.

ARTICLE III

Plan Participation

Section 3.1.       Eligibility.  A Director shall become eligible to participate in the Plan upon receipt of written notice of such eligibility from the Committee.

Section 3.2.       Participation.  Each Director may participate in the Plan in a Plan Year by submitting an election to the Committee prior to the beginning of such Plan Year and within the election period prescribed by the Committee in accordance with the provisions of this Plan.  The Committee shall establish rules prescribing the time and manner in which elections shall be submitted to the Committee, which may include submission of elections by telephonic or electronic media.  An individual who becomes a Director after the first day of a Plan Year (and does not participate in any other nonqualified deferred compensation plan that is aggregated with the Plan under Section 409A of the Code) may participate in the Plan for such Plan Year by submitting an election to the Committee within 30 days after the date such individual is notified of his or her eligibility to participate in the Plan.

ARTICLE IV

Deferral Elections

Section 4.1.       Compensation Eligible for Deferral.  A Participant may elect in the manner designated by the Committee to defer the receipt of not less than 100% of the Participant’s annual retainer, committee fees, attendance fees and chairperson fees otherwise payable in cash with respect to the applicable Plan Year.

Section 4.2.       Timing of Deferral Election.  Except as set forth in Section 3.2, an election form must be submitted within the election period prescribed by the Committee and occurring prior to the Plan Year for which the election is to be effective, and in accordance with such other rules prescribed by the Committee.  In order to participate in the Plan for any subsequent Plan Year, a Director must submit a new election form within the designated election period occurring prior to the Plan Year for which the election is to be effective.  Except as may be permitted by Section 409A of the Code, in no event shall an

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election under the Plan apply to Compensation for services performed prior to the date on which such election is received by the Committee and becomes irrevocable.

Section 4.3.       Changes in Deferral Election.  In the event of an Unforeseeable Emergency, as determined in accordance with Section 7.4, a Participant may elect to terminate future Deferrals under the Plan in accordance with procedures prescribed by the Committee, provided that a Participant who makes such an election shall not be permitted to make any new Deferral elections under the Plan for the remainder of the Plan Year in which such Deferrals terminate and the Plan Year immediately thereafter.  No other changes may be made during a Plan Year to the percentage or amount of Compensation subject to a Participant’s Deferral election.

Section 4.4.       Effect of Deferral Election.  The submission of an election pursuant to Section 4.2 shall evidence the Participant’s authorization of Global Holdings to defer the payment of such Participant’s Compensation with respect to the amount specified in such election.  The submission of such election shall further evidence the Participant’s election of the timing and form of distribution of the Deferrals subject to such election, and any earnings or losses credited to the Participant’s Account with respect to such Deferrals.  Deferrals of Compensation by a Participant shall be credited to a Deferral Account established for the benefit of the Participant as soon as administratively practicable after the date such Compensation otherwise would have been payable to the Participant, and such Deferral Account thereafter shall be credited with earnings and losses in accordance with Article V.

Section 4.5.       Vesting of Deferral Account.  A Participant shall at all times be fully vested in his or her Deferral Account.

ARTICLE V

Earnings on Account Balances

Section 5.1.       Permitted Investments.  Upon his or her election to participate in the Plan, each Participant shall designate, in such manner as may be prescribed by the Committee, the Permitted Investments in which such Participant’s Account shall be deemed to be invested.  Such Participant’s Account shall be deemed to be invested as specified by the Participant either (a) on the day following the later of (i) the date such Participant makes such designation, or (ii) the date such credit is made to such Participant’s Account, or (b) on such other dates as may be reasonably determined by the Committee.  A Participant may elect to change his or her deemed investment election as frequently as may be permitted by the Committee, and in any event at least once each Plan Year.

Section 5.2.       Earnings and Losses.  Each Participant’s Account shall be credited with deemed earnings, or reduced by deemed losses, equal to the earnings or losses that would have been realized or paid if assets in an amount equal to the balance of such Account were actually invested among the Permitted Investments selected by the Participant

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in accordance with Section 5.1.  Each Participant’s Account shall be valued as of each day on which the New York Stock Exchange or Nasdaq National Market is open.  Although Global Holdings might actually invest its assets according to the Participant’s election, it is not required to do so nor to even set aside any assets to provide for payments hereunder.  Global Holdings may promulgate separate accounting and administrative rules to facilitate the deemed investment in a Permitted Investment.

Section 5.3.       Committee May Disapprove Permitted Investments.  Notwithstanding the foregoing, the Board or the Committee may disapprove any Permitted Investment designated by a Participant or deemed to be held in such Participant’s Account.  If the disapproved Permitted Investment has been designated by the Participant but is not then deemed to be held in such Participant’s Account, the Committee shall promptly notify the Participant in writing of the decision to disapprove the Permitted Investment and shall afford the Participant an opportunity to designate one or more substitute Permitted Investments satisfactory to the Board or the Committee.  If the disapproved Permitted Investment is deemed to be held in the Participant’s Account, the Committee shall promptly notify the Participant in writing of the decision to disapprove the Permitted Investment and shall afford the Participant an opportunity to dispose of the disapproved Permitted Investment and to reinvest the deemed proceeds therefrom in one or more substitute Permitted Investments satisfactory to the Board or the Committee.  If the Participant does not submit an election to dispose of the disapproved Permitted Investment within ten days after notice of disapproval by the Committee, the Committee may thereafter treat the disapproved Permitted Investment as having been sold on a date selected by the Committee and shall make appropriate charges and credits to the Account.  None of Global Holdings, the Board, or the Committee shall have any liability to the Participant for losses or expenses allocated to such Account by reason of a decision by the Board or the Committee to disapprove a Permitted Investment.

Section 5.4.       Elections.  All elections to be made by a Participant pursuant to this Article V shall be made only by such Participant, provided that if such Participant dies before such Participant’s entire Account Balance is distributed, or if the Committee determines that such Participant is legally incompetent or otherwise incapable of managing such Participant’s own affairs, the Committee shall have the authority to (a) itself make the elections pursuant to Section 5.1 on behalf of such Participant, or (b) designate such Participant’s designated Beneficiary, legal representative or some near relative of such Participant to make the elections pursuant to Section 5.1 on behalf of such Participant.

Section 5.5.       Actual Investment Not Required.  Global Holdings need not actually make any Permitted Investment.  If Global Holdings should from time to time make any investment similar to a Permitted Investment, such investment shall be solely for Global Holdings’ own account and the Participant shall have no right, title or interest therein.  Accordingly, each Participant is solely an unsecured creditor of Global Holdings with respect to his or her Account.

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Section 5.6.       Investment Notices.  Statements describing the performance of the Permitted Investments will be provided to the Participants no less frequently than semi-annually.

Section 5.7.       Crediting of Deferrals, Contributions and Earnings.  The Committee shall credit all Deferrals to a Participant’s Account as soon as administratively practicable after the date on which the Deferrals would have been paid to the Participant if the Participant had not made a Deferral election under Article IV of the Plan.  Earnings and losses shall be credited to the Participant’s Account in accordance with Section 5.2.

ARTICLE VI

Establishment of Trust

Section 6.1.       Establishment of Trust.  The Board may, in its sole discretion, establish a grantor trust, as described under Section 671 of the Code, which is subject to the claims of the general creditors of Global Holdings, for the purpose of accumulating assets to provide for the obligations hereunder.  The establishment of such a trust shall not affect Global Holdings’ liability to pay benefits hereunder except that Global Holdings’ liability shall be offset by any payments actually made to a Participant under such a trust.  In the event such a trust is established, the amount to be contributed shall be determined by the Board and the investment of such assets shall be in accordance with the trust document.

Section 6.2.       Status of Trust.  Participants shall have no direct or secured claim in any asset of any trust established pursuant to Section 6.1 or in specific assets of the Global Holdings or the ServiceMaster Companies and will have the status of general unsecured creditors of Global Holdings for any amounts due under the Plan.  Any trust assets and income shall be subject to the claims of Global Holdings’ creditors.

ARTICLE VII

Distribution of Account Balances

Section 7.1.       Timing.  (a)  Payment of Deferral Accounts.  Except as otherwise specifically provided herein, including Section 7.4 of the Plan, the Deferrals credited to a Participant’s Deferral Account for a Plan Year, adjusted by any earnings or losses thereon, will be valued on the last business day of the 6th month following separation from service shall be paid or shall commence to be paid to such Participant as soon as administratively practicable, but not later than 60 days, after the valuation date.  The payment date elected by the Participant may be (i) the six-month anniversary of the date on which the Participant’s “separation from service” (within the meaning of Section 409A of the Code) with the ServiceMaster Companies occurs or (ii) any other date elected by the Participant which is more than three years after the last day of the Plan Year for which the Deferrals are credited to the Participant’s Deferral Account.  The valuation of the funds in a participant’s account for which a specified distribution date has been elected will be determined on the last

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business day of the month prior to the month elected and paid in the month elected.    Payments through subsequent installments will be valued on the last business day of the month prior to the payment, which will occur on the anniversary of the initial payment. The Participant must submit to the Committee a separate election described in Section 3.2 for each Plan Year which specifies a Deferral amount and payment date for all amounts credited to such Participant’s Deferral Account for such Plan Year.

(b)  Cash-out of Small Accounts and Acceleration of Installments.  Notwithstanding the form of payment elected by a Participant and to the extent permitted by Section 409A of the Code without penalty or interest, if the present value of the remaining balance of a stream of installment payments elected by a Participant is less than or equal to $25,000 at any time on or after the date on which such installments commence, the remaining balance of such installment payments shall be paid to such Participant in a lump sum as soon as administratively practicable, but not later than 2½ months, after such date.  For purposes of the foregoing sentence, installment payments will be reviewed at each subsequent installment date, with each plan year being reviewed independently.

(c)  Delayed Payment Date.  Notwithstanding any payment date elected by a Participant, the Committee shall defer the payment of all or any portion of a Participant’s Account to the extent the Committee determines that the payment of such amount at the time elected by the Participant would (i) cause any of the ServiceMaster Companies to be unable to deduct such payment as a result of the limitations prescribed by Section 162(m) of the Code, or (ii) violate Federal securities laws or other applicable law; provided that in all cases such payment thereafter shall be made as of the earliest date on which the Committee determines that such extended deferral is no longer necessary for the purposes set forth in clauses (i) and (ii) herein.

Section 7.2.       Manner of Payment.  Except as provided in Section 7.1(b) or (c), each Participant or Beneficiary shall receive payment of the amounts credited to the Participant’s Account for a Plan Year, as adjusted by any earnings or losses with respect to such amounts, either in a single lump sum or in annual installments over a period of not less than two and not more than ten years, as elected by the Participant at the time of such Participant’s initial Deferral election for such Plan Year.  If the participant has not elected a distribution, the amounts in the participant’s account shall be paid in a single lump sum following the participant’s departure from Board service in accordance with Section 7.1.  The distribution of a Participant’s Account shall be paid in cash.  Upon the death of a Participant, any unpaid portion of such Participant’s Account shall be paid to the Participant’s Beneficiary, determined in accordance with Section 7.6, in a single lump sum payment, valued as of the end of the month in which the death occurs, and paid as soon as administratively practicable, but not later than 2½ months, after the date of the Participant’s death.

Section 7.3.       Change in Time or Manner of Payment.  A Participant may change his or her prior payment election at any time, and from time to time; provided,

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however, that (i) no subsequent payment election shall become effective until the first anniversary of the date such subsequent payment election is made, (ii) no subsequent payment election shall be effective if the Participant is scheduled, pursuant to the prior election, to receive or begin receiving payments within one year after the date such subsequent payment election is made and (iii) such subsequent payment election provides for payments to the Participant to be made or begin at least five years later than the date on which such distribution was previously scheduled to be made or begin, in accordance with Section 409A of the Code.  In the event a change in a payment election does not become effective, the prior valid election of such Participant shall govern the time and manner of payment.

Section 7.4.       Payments Upon Unforeseeable Emergency.  In the event of an Unforeseeable Emergency, as hereinafter defined, the Participant may file a written request with the Committee to receive all or any portion of the vested balance of such Participant’s Account in an immediate lump sum payment.  A Participant’s written request for such a payment shall describe the circumstances which the Participant believes justify the payment and an estimate of the amount necessary to eliminate the Unforeseeable Emergency.  The Committee will have the authority to grant or deny any such request.  Subject to Section 409A of the Code, an “Unforeseeable Emergency” is a severe financial hardship of the Participant resulting from an illness or accident of the Participant or the Participant’s spouse or dependent, a loss of the Participant’s property due to casualty (including the need to rebuild a home following damage not otherwise covered by insurance), or any other similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant.  A payment shall not be made pursuant to this Section to the extent the Unforeseeable Emergency may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause a severe financial hardship, or by the cessation of deferrals under the Plan.  A payment pursuant to this Section 7.4 may not exceed the amount necessary to meet such financial need (including amounts necessary to pay any federal, state or local income taxes reasonably anticipated to result from the payment).  Any payment from a Participant’s Account on account of an Unforeseeable Emergency shall be deemed to cancel any Deferral election of the Participant then in effect and the Participant shall not be permitted to make further Deferral elections under the Plan for the remainder of the Plan Year in which such payment is made and the Plan Year immediately thereafter.

Section 7.5.       Distributions to Minor and Incompetent Persons.  If a payment is to be made to a minor or to an individual who, in the opinion of the Committee, is unable to manage his or her financial affairs by reason of illness or mental incompetency, such distribution may be made to or for the benefit of any such individual in such of the following ways as the Committee shall direct: (a) directly to any such minor individual if, in the opinion of the Committee, he or she is able to manage his or her financial affairs, (b) to the legal representative of any such individual, (c) to a custodian under a Uniform Gifts to Minors Act for any such minor individual, or (d) to some near relative of any such individual to be used for the latter’s benefit.  The Committee shall not be required to see to the

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application by any third party of any payment made to or for the benefit of a Participant or Beneficiary pursuant to this Section.

Section 7.6.       Designation of Beneficiaries.  Each Participant may name any person (who may be named concurrently, contingently or successively) to whom the Participant’s Account Balance under the Plan is to be paid if the Participant dies before the Account Balance is fully distributed.  Each such Beneficiary designation will revoke all prior designations by the Participant, shall not require the consent of any previously named Beneficiary, shall be in a form prescribed by the Committee and will be effective only when filed with the Committee during the Participant’s lifetime.  If a Participant fails to designate a Beneficiary before such Participant’s death, as provided above, or if the designated Beneficiary predeceases the Participant or fails to survive the Participant by at least 48 hours, the Committee shall pay any undistributed balance of the Participant’s vested Account Balance (a) to the surviving spouse of such deceased Participant, if any, or (b) if there is no surviving spouse, to the then living biological and adopted children, if any, of the Participant in equal shares, or (c) if there are no such children, to the executor or administrator of the estate of such deceased Participant.  The marriage of a Participant shall be deemed to revoke any prior designation of a Beneficiary made by him or her and a divorce shall be deemed to revoke any prior designation of the Participant’s divorced spouse if written evidence of such marriage or divorce shall be received by the Committee before distribution of the Participant’s Account Balance has been made in accordance with such designation.  Participants and designated Beneficiaries are required to maintain a current post office address on file with the Committee by notifying the Committee of such address.  If a Beneficiary is entitled to a payment pursuant to this Section 7.6, but dies before such payment is made, such payment shall be made to the executor or administrator of the estate of such deceased Beneficiary.

Section 7.7.       Inability to Locate Participant or Beneficiary.  If the Committee is unable to make payment of a Participant’s Account to such Participant or his or her Beneficiary because the identity and/or whereabouts of such person cannot be ascertained notwithstanding the mailing of notice to any last known address or addresses, then such Participant’s Account shall be forfeited.  If the Participant or Beneficiary later makes a claim for a benefit under the Plan, and that claim for benefit is granted, the amount in the Participant’s Account that was treated as a forfeiture shall be paid to the Participant or Beneficiary without regard to any subsequent gain or loss.

Section 7.8.       Claims Procedure.  (a)  Filing of Claim.  If any Participant or Beneficiary believes he or she is entitled to benefits under the Plan in an amount greater than those which he or she is receiving or has received, the Participant or Beneficiary (or his or her duly authorized representative) may file a claim with a subcommittee designated by the Committee (the “Claim Review Subcommittee”).  Such a claim shall be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed and the address of the claimant.

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(b)  Initial Review of Claim.  The Claim Review Subcommittee shall review the claim and, unless special circumstances require an extension of time, within 90 days after receipt of the claim give written or electronic notice to the claimant of its decision with respect to the claim.  If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial 90-day period and in no event shall such an extension exceed 90 days.  The notice of the decision of the Claim Review Subcommittee with respect to the claim shall be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, shall set forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the appeals procedure under the Plan and the time limits applicable to such procedure (including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following the final first denial of a claim).

(c)  Appeal of Claim Denial.  The claimant (or his or her duly authorized representative) may request a review of the denial by filing with the full Committee a written request for such review within 60 days after notice of the denial has been received by the claimant.  Within the same 60-day period, the claimant may submit to the Committee written comments, documents, records and other information relating to the claim.  Upon request and free of charge, the claimant also may have reasonable access to, and copies of, documents, records and other information relevant to the claim:

(d)  Review of Claim Denial.  If a request for review is so filed, review of the denial shall be made by the Committee and the claimant shall be given written or electronic notice of the Committee’s final decision within 60 days after receipt of such request, unless special circumstances require an extension of time.  If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial 60-day period and in no event shall such an extension exceed 60 days.  If the appeal of the claim is wholly or partially denied, the notice of the Committee’s final decision shall include specific reasons for the decision, specific references to the pertinent Plan provisions on which the decision is based and a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all relevant documents, records and information.  The notice shall be written in a manner calculated to be understood by the claimant and shall notify the claimant of his or her right to bring a civil action under Section 502(a) of ERISA.

ARTICLE VIII

Amendment or Termination

Section 8.1.       Amendment.  Global Holdings shall have the right to amend the Plan from time to time, provided that no such amendment shall reduce the amount credited to a Participant’s Account without the consent of the Participant or, if the Participant is

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deceased, his or her Beneficiary.  The Plan shall be amended by resolutions duly adopted by the Board or, to the extent the amendment (i) is required or deemed advisable as a result of legislation, regulation, or other actions, (ii) concerns routine or administrative matters or (iii) does not materially affect the cost of the Plan to Global Holdings, by either the Board or the Committee.

Section 8.2.       Plan Termination.  The Board may, in its discretion, terminate the Plan with respect to some or all Accounts and accelerate the payment of such Accounts:

(a)  within 12 months of a corporate dissolution taxed under section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C.  §503(b)(1)(A), provided that the payments with respect to each such Account are included in the Participant’s gross income in the latest of (i) the calendar year in which the Plan termination occurs, (ii) the calendar year in which such Account becomes vested or (iii) the first calendar year in which the payments are administratively practicable;

(b)  in connection with a “change in control event,” as defined in, and to the extent permitted under, Treasury regulations promulgated under section 409A of the Code; or

(c)  upon any other termination event permitted under section 409A of the Code.

ARTICLE IX

General Provisions

Section 9.1.       Applicable Law.  The provisions of this Plan shall be construed and interpreted in accordance with the laws of the State of Delaware, except as preempted by ERISA, the Code and other Federal law.

Section 9.2.       Assumption of Global Holdings Liability.  Global Holdings’ obligations under the Plan may be assumed by any subsidiary of Global Holdings, in which case such subsidiary shall be obligated to satisfy all of Global Holdings’ obligations under the Plan and Global Holdings shall be released from any continuing obligation under the Plan.  At Global Holdings’ request, each Participant or designated Beneficiary shall sign such documents as Global Holdings may require in order to effect the purposes of this subsection.

Section 9.3.       Number and Headings.  Wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.  Headings of sections and subsections of the Plan are inserted for convenience of reference and are not part of the Plan and are not to be considered in the construction thereof.

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Section 9.4.       Immunity of Board and Committee Members.  The members of the Board and the Committee may rely upon any information, report or opinion supplied to them by an officer of Global Holdings or any legal counsel, independent public accountant or actuary, and shall be fully protected in relying upon any such information, report or opinion.  No member of the Board or the Committee shall have any liability to the ServiceMaster Companies or any Participant, former Participant, designated Beneficiary, person claiming under or through any Participant or designated Beneficiary or other person interested or concerned in connection with any decision made by such member pursuant to the Plan which was based upon any such information, report or opinion if such member reasonably relied thereon in good faith.

Section 9.5.       Non-alienation of Benefits.  A Participant’s rights to the amount credited to his or her Account under the Plan shall not be grantable, transferable, pledgeable or otherwise assignable, in whole or in part, by the voluntary or involuntary acts of any person, or by operation of law, and shall not be liable or taken for any obligation of such person.  Any such attempted grant, transfer, pledge or assignment shall be null and void and without any legal effect.

Section 9.6.       Notices.  Any notice required to be given by Global Holdings or the Committee hereunder shall be in writing and shall be delivered in person or by U.S. mail, interoffice mail, express courier service or electronic mail.

Section 9.7.       Plan Not to Affect Director Relationship.  Neither the adoption of the Plan nor its operation shall in any way affect the right and power of Global Holdings to dismiss or otherwise terminate the services of any Director or change the terms of the service of any Director or amount of compensation of any Participant at any time for any reason with or without cause.  By accepting any payment under the Plan, each Participant, former Participant, designated Beneficiary and each person claiming under or through such person, shall be conclusively bound by any action or decision taken or made or to be taken or made under the Plan by the Board or the Committee.

Section 9.8.       Severability.  If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if illegal or invalid provisions had never been set forth herein.

Section 9.9.       Successors and Assigns.  The Plan is binding on all persons entitled to benefits hereunder and their respective heirs and legal representatives, on the Committee and its successor, and on Global Holdings and its successors.

Section 9.10.       Withholding for Taxes.  Notwithstanding anything contained in the Plan to the contrary, the appropriate amounts, if any, shall be withheld from any distribution made under the Plan or from a Participant’s Compensation as may be required for purposes of complying with applicable Federal or state tax withholding requirements.

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Section 9.11.       Compliance With Section 409A of Code.  This Plan is intended to comply with the provisions of section 409A of the Code, and shall be interpreted and construed accordingly.  The Committee shall have the discretion and authority to amend the Plan at any time to satisfy any requirements of section 409A of the Code or guidance provided by the U.S. Treasury Department to the extent applicable to the Plan.

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